Exhibit 99.1

February 23, 2007
For 7:00 am EST Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Chris Ahearn
	704-758-3579	704-758-2304

LOWE’S REPORTS RECORD EARNINGS FOR FISCAL 2006

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $613 million for the 13-week period ended February 2, 2007, an 11.5 percent decline versus the 14-week period ended February 3, 2006. Diluted earnings per share declined 7.0 percent to $0.40 from $0.43 in the fourth quarter of 2005. For fiscal 2006, a 52-week year, net earnings grew 12.3 percent to $3.1 billion versus fiscal 2005, a 53-week year. Diluted earnings per share increased 15.0 percent to $1.99 in fiscal 2006.

Fourth quarter sales declined 3.7 percent to $10.4 billion for the 13-week period ended February 2, 2007 versus the 14-week period ended February 3, 2006. Fiscal 2006 sales increased to $46.9 billion, an 8.5 percent increase for the 52-week period ended February 2, 2007 versus the 53-week period ended February 3, 2006. Adjusting for the comparison to last year’s 14-week fourth quarter and 53-week fiscal year as well as the corresponding calendar shift, total sales increased approximately five percent to last year in the fourth quarter and increased approximately ten percent for the fiscal year. Sales at the company’s comparable stores, which were not affected by the calendar shift, declined 5.3 percent during the quarter and were flat for the year.

“Our continued focus on executing the fundamentals and providing customer-valued solutions drove solid results in a challenging operating environment,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “Sales continued to be pressured by a slowing housing market, tough comparisons to last year’s hurricane recovery and rebuilding efforts and significant deflation in lumber and plywood prices.

“The hard work and dedication displayed by the entire Lowe’s team helped us meet the many challenges faced during the year and sharpened our commitment to customer service.  We achieved clear market share gains in many categories and a 12.3 percent increase in net earnings, while positioning the business for long-term growth.

“We are encouraged by indications that our sales trends have bottomed.  As a result, we believe our comparable store sales performance will gradually improve throughout 2007.”

During the quarter, Lowe’s opened 58 new stores including 3 relocations. As of February 2, 2007, Lowe’s operated 1,385 stores in 49 states representing 157.1 million square feet of retail selling space, a 12.1 percent increase over last year.

A conference call to discuss fourth quarter and fiscal 2006 operating results is scheduled for today (Friday, February 23) at 9:00 a.m. EST. Please dial 888-817-4020 (international callers dial 706-679-3245) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter and Fiscal 2006 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com until May 20, 2007.

Lowe's Business Outlook

First Quarter 2007 (comparisons to first quarter 2006)
•	The company expects to open 15 new stores reflecting square footage growth of approximately 11 percent
•	Total sales are expected to increase 5 to 6 percent
•	The company expects to report a comparable store sales decline of 2 to 4 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline approximately 150 basis points
•	Store opening costs are expected to be approximately $14 million
•	Diluted earnings per share of $0.49 to $0.51 are expected
•	Lowe’s first quarter ends on May 4, 2007 with operating results to be publicly released on Monday, May 21, 2007

Fiscal Year 2007 (comparisons to fiscal year 2006)
•	The company expects to open 150 to 160 stores in 2007 reflecting total square footage growth of approximately 11 percent
•	Total sales are expected to increase approximately 10 percent
•	The company expects comparable store sales to be approximately flat to up 2 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline 70 to 80 basis points
•	Store opening costs are expected to be $140 to $145 million
•	Diluted earnings per share of $2.02 to $2.09 are expected for the fiscal year ending February 1, 2008

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income and other factors which can negatively affect our customers as well as our ability to: (i) respond to decreases in the number of new housing starts and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and develop new sites for store development; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory matters; and (viii) respond to unanticipated weather conditions.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the descriptions of any material changes in those “Risk Factors” included in our subsequent Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2006 sales of $46.9 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 13 million customers a week at more than 1,375 home improvement stores in 49 states. Based in Mooresville, N.C., the 60-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Quarters Ended				Years Ended
	February 2, 2007		February 3, 2006		February 2, 2007		February 3, 2006
	(13 Weeks)		(14 Weeks)		(52 Weeks)		(53 Weeks)
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$10,406	100.00	$10,808	100.00	$46,927	100.00	$43,243	100.00

Cost of sales	6,719	64.56	7,023	64.98	30,729	65.48	28,453	65.80

Gross margin	3,687	35.44	3,785	35.02	16,198	34.52	14,790	34.20

Expenses:

Selling, general and administrative	2,335	22.44	2,303	21.31	9,738	20.75	9,014	20.84

Store opening costs	49	0.47	57	0.53	146	0.31	142	0.33

Depreciation	308	2.97	261	2.41	1,162	2.48	980	2.27

Interest - net	43	0.42	36	0.33	154	0.33	158	0.37

Total expenses	2,735	26.30	2,657	24.58	11,200	23.87	10,294	23.81

Pre-tax earnings	952	9.14	1,128	10.44	4,998	10.65	4,496	10.39

Income tax provision	339	3.25	435	4.02	1,893	4.03	1,731	4.00

Net earnings	$613	5.89	$693	6.42	$3,105	6.62	$2,765	6.39

Weighted average shares outstanding - basic	1,519		1,563		1,535		1,555

Basic earnings per share	$0.40		$0.44		$2.02		$1.78

Weighted average shares outstanding - diluted	1,549		1,600		1,566		1,607

Diluted earnings per share	$0.40		$0.43		$1.99		$1.73

Cash dividends per share	$0.05		$0.03		$0.18		$0.11

Retained Earnings
Balance at beginning of period	$14,323		$11,544		$12,191		$9,597
Net earnings	613		693		3,105		2,765
Cash dividends	(76)		(46)		(276)		(171)
Share repurchases	-		-		(160)		-
Balance at end of period	$14,860		$12,191		$14,860		$12,191

Lowe's Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

		February 2,	February 3,
		2007	2006
Assets

Current assets:
Cash and cash equivalents		$364	$423
Short-term investments		432	453
Merchandise inventory - net		7,144	6,635
Deferred income taxes - net		161	155
Other current assets		213	122

Total current assets		8,314	7,788

Property, less accumulated depreciation		18,971	16,354
Long-term investments		165	294
Other assets		317	203

Total assets		$27,767	$24,639

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$23	$-
Current maturities of long-term debt		88	32
Accounts payable		3,524	2,832
Accrued salaries and wages		372	424
Self-insurance liabilities		650	571
Deferred revenue		731	709
Other current liabilities		1,151	1,264

Total current liabilities		6,539	5,832

Long-term debt, excluding current maturities		4,325	3,499
Deferred income taxes - net		735	735
Other long-term liabilities		443	277

Total liabilities		12,042	10,343

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-
Common stock - $.50 par value;
Shares issued and outstanding
February 2, 2007	1,525
February 3, 2006	1,568	762	784
Capital in excess of par value		102	1,320
Retained earnings		14,860	12,191
Accumulated other comprehensive income		1	1

Total shareholders' equity		15,725	14,296

Total liabilities and shareholders' equity		$27,767	$24,639

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Years Ended
	February 2, 2007	February 3, 2006
	(52 Weeks)	(53 Weeks)
Cash flows from operating activities:
Net earnings	$3,105	$2,765
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,237	1,051
Deferred income taxes	(6)	(37)
Loss on disposition/writedown of fixed and other assets	23	31
Share-based payment expense	62	76
Changes in operating assets and liabilities:
Merchandise inventory - net	(509)	(785)
Other operating assets	(135)	(38)
Accounts payable	692	137
Other operating liabilities	33	642
Net cash provided by operating activities	4,502	3,842

Cash flows from investing activities:
Purchases of short-term investments	(284)	(1,829)
Proceeds from sale/maturity of short-term investments	572	1,802
Purchases of long-term investments	(558)	(354)
Proceeds from sale/maturity of long-term investments	415	55
Increase in other long-term assets	(16)	(30)
Fixed assets acquired	(3,916)	(3,379)
Proceeds from the sale of fixed and other long-term assets	72	61
Net cash used in investing activities	(3,715)	(3,674)

Cash flows from financing activities:
Net increase in short-term borrowings	23	-
Proceeds from issuance of long-term debt	989	1,013
Repayment of long-term debt	(33)	(633)
Proceeds from issuance of common stock under employee stock purchase plan	76	65
Proceeds from issuance of common stock from stock options exercised	100	225
Cash dividend payments	(276)	(171)
Repurchase of common stock	(1,737)	(774)
Excess tax benefits of share-based payments	12	-
Net cash used in financing activities	(846)	(275)

Net decrease in cash and cash equivalents	(59)	(107)
Cash and cash equivalents, beginning of period	423	530
Cash and cash equivalents, end of period	$364	$423